UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
          the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant   [    ]

Check the appropriate box:

      [   ]  Preliminary Proxy Statement
      [   ]  Confidential, for Use of the Commission Only
             (as permitted by Rule 14a-6(e)(2))
      [ X ]  Definitive Proxy Statement
      [   ]  Definitive Additional Materials
      [   ]  Soliciting Material Pursuant to Subsection 240.14a-12

                                 LANDAUER, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      and 0-11.

      (1)    Title of each class of securities to which transaction applies:


      (2)    Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)    Proposed maximum aggregate value of transaction:


      (5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)    Amount Previously Paid:                           ______________
      (2)    Form, Schedule or Registration Statement No.:     ______________
      (3)    Filing Party:                                     ______________
      (4)    Date Filed:                                       ______________

                                 LANDAUER, INC.

                  2 SCIENCE ROAD, GLENWOOD, ILLINOIS 60425-1586
                            TELEPHONE (708) 755-7000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


      Notice is hereby given that the Annual Meeting of Stockholders of Landauer, Inc. will be held at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois, at 2:00 p.m., local time, on Thursday, February 10, 2011 for the following purposes:

1. To re-elect the three directors identified in this Proxy Statement to hold office for an additional term of three years each.

2. To vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending
      September 30, 2011.

3.    To hold a non-binding advisory vote on executive compensation.

4. To hold a non-binding advisory vote on the frequency with which a non-binding advisory vote on executive compensation should be held.

5. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on December 10, 2010 are entitled to notice of and to vote at the meeting.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE COMPANY STRONGLY URGES YOU TO VOTE VIA THE INTERNET, TELEPHONE, OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.




                                      JONATHON M. SINGER
                                      Senior Vice President, Treasurer,
                                      Secretary and Chief Financial Officer


December 21, 2010

                                 PROXY STATEMENT

                 APPROXIMATE DATE OF NOTICE:  DECEMBER 21, 2010

                  INFORMATION CONCERNING THE PROXY SOLICITATION

      This proxy is solicited by the Board of Directors of Landauer, Inc. for use at its Annual Meeting of Stockholders to be held on Thursday, February 10, 2011 at 2:00 p.m., local time, at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois, or any adjournments or postponements thereof. You may revoke your proxy at any time prior to it being voted by giving written notice to the Secretary of Landauer, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation will be paid by Landauer. Solicitations may be made by the officers and employees of Landauer personally or by telephone.

      In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, instead of mailing a printed copy of its proxy materials to each stockholder of record, Landauer furnishes proxy materials on the Internet. You will not receive a printed copy of the proxy materials, unless specifically requested. This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

      On or around December 21, 2010, the Company mailed to its stockholders, other than those who previously requested electronic or paper delivery, a Notice Regarding the Availability of Proxy Materials (the "Notice"), which contains instructions as to how you may access and review all of its proxy materials, including the Proxy Statement and 2010 Annual Report on Form 10-K, on the Internet. The Notice also instructs you as to how you may vote your proxy on the Internet or by telephone. However, if you would prefer to receive printed proxy materials, please follow the instructions for requesting such materials as contained in the Notice.

      The Securities and Exchange Commission's rules permit the Company to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, Landauer has delivered only one Notice or set of Annual Meeting materials to multiple stockholders who share an address, unless the Company received contrary instructions from the impacted stockholders prior to the mailing date. Landauer agrees to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 800-542-1061. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.

      On November 30, 2010, Landauer had outstanding 9,409,150 shares of Common Stock, which is its only class of voting stock, held of record by 301 holders. Only stockholders of record at the close of business on December 10, 2010 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. With respect to all matters that will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date.

      The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting



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


firm, FOR the proposal relating to the Company's executive compensation, and FOR holding the non-binding advisory vote on executive compensation every three years. The proxy also gives authority to the proxies to vote the shares at their discretion on any other matter presented at the meeting. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum. An abstention with respect to a proposal has the effect of a vote against a proposal. "Broker non-votes" are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the beneficial owner and lacks discretionary voting authority with respect to that matter. It is expected that brokers will lack discretionary voting authority with respect to the election of directors and the proposals regarding the non-binding advisory vote on executive compensation and the frequency with which a non-binding advisory vote on executive compensation should be held, but will not lack discretionary voting authority with respect to the proposal regarding ratification of the independent registered public accounting firm at the Annual Meeting.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table provides information as of November 30, 2010 concerning beneficial ownership of Common Stock by each person known by Landauer to own beneficially more than 5% of the outstanding shares of Common Stock, each director serving during the fiscal year, each director nominee, each executive officer named under the caption "Executive Compensation" and all directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names, subject to community property laws, if applicable. Unless otherwise noted, the address of each beneficial owner is c/o Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425-1586.
                                               Number of Shares      Percent
                                                 Beneficially          of
Name of Beneficial Owner                            Owned             Class
------------------------                       ----------------      -------
Neuberger Berman Group LLC (1)                          964,152        10.3%
T. Rowe Price Associates, Inc. (2)                      816,350         8.7%
BlackRock, Inc. (3)                                     721,823         7.7%
Royce & Associates, LLC (4)                             620,700         6.6%
Kayne Anderson Rudnick
    Investment Management, LLC (5)                      534,398         5.5%
Robert J. Cronin (6)                                     18,130           *
William G. Dempsey                                        3,478           *
Michael T. Leatherman                                     3,401           *
David E. Meador                                           3,401           *
Stephen C. Mitchell                                       5,455           *
Thomas M. White                                           6,056           *
William E. Saxelby (7)                                   95,255           *
Jonathon M. Singer                                       36,341           *
Richard E. Bailey                                         8,516           *
R. Craig Yoder (8)                                       60,843           *
All directors and executive officers
    as a group (10 persons) (9)                         240,876         2.6%

     *  Less than one percent.

(1) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on March 10, 2010. Includes shares for which each of Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds share investment and voting power. As investment advisers, certain affiliated persons that are controlled by Neuberger Berman Group LLC have investment and voting powers with respect to the shares held. Each of Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and certain affiliated persons disclaim beneficial ownership of such securities. This stockholder's address is 605 Third Avenue, New York, NY 10158.

(2) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010. Includes 560,000 shares owned by the T. Rowe Price Small Cap Value Fund, Inc. T. Rowe Price Associates expressly disclaims beneficial ownership of such securities. This stockholder's address is 100 East Pratt Street, Baltimore, MD 21202.

(3) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010. This stockholder's address is 40 East 52nd Street, New York, NY 10022.

(4) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 25, 2010. This stockholder's address is 745 Fifth Avenue, New York, NY 10151.

(5) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2010. This stockholder's address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(6) Includes 4,500 shares subject to options exercisable within 60 days after November 30, 2010.

(7) Includes 50,000 shares subject to options exercisable within 60 days after November 30, 2010.

(8) Includes 16,000 shares subject to options exercisable within 60 days after November 30, 2010.

(9) Includes 70,500 shares subject to options exercisable within 60 days after November 30, 2010.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Landauer's officers and directors and persons who beneficially own more than ten percent of Landauer's Common Stock ("Reporting Persons") to file reports of beneficial ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulation to furnish Landauer with copies of all Section 16(a) reports they file and Landauer is required to post such reports on its website, http://www.landauerinc.com.

      Based solely on a review of the Forms 3, 4 and 5 filings received from, or filed by Landauer on behalf of, Reporting Persons since the beginning of fiscal year 2010, Landauer is not aware of any failure to file on a timely basis any Forms 3, 4 or 5 during fiscal year 2010.

                              ELECTION OF DIRECTORS

      Members of Landauer's Board of Directors are divided into three classes serving staggered three-year terms, with a total of nine directors authorized. The terms of three of the seven current directors expire at the Annual Meeting. The three directors, Robert J. Cronin, William G. Dempsey and William E. Saxelby, are Landauer's nominees for re-election to a three-year term.

      Landauer's bylaws provide that nominations for directorships by stockholders only may be made pursuant to written notice received at the Company's principal office not less than 90, and not more than 120, calendar days prior to the first anniversary of the preceding year's annual meeting. No such nominations were received for the meeting as of November 30, 2010.

      Proxies may not be voted for a greater number of persons than the three named nominees. Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, withholding authority to vote for a director and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a nominee should become unavailable for election, the persons voting the accompanying proxy may at their discretion vote for a substitute.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF MR. CRONIN, MR. DEMPSEY AND MR. SAXELBY AS DIRECTORS OF LANDAUER.

      Certain information as to the three nominees for re-election at the Annual Meeting and each other person whose term of office as a director will continue after the meeting is set forth below. Certain individual qualifications, experiences and skills of the directors that contribute to the Board of Directors' effectiveness as a whole are also described below. The nominees for re-election at the meeting, Mr. Cronin, Mr. Dempsey and Mr. Saxelby, are indicated by an asterisk.

*     ROBERT J. CRONIN (3)

      Since 2001, Managing Partner, The Open Approach LLC, a provider of consulting services and investment banking to the printing industry. From November 2005 to April 2006, Chairman and Chief Executive Officer, York Label, Inc., a supplier of pressure-sensitive labels and related systems. Until January 2000, Chairman of the Board and Chief Executive Officer of Wallace Computer Services; previously President, Chief Executive Officer and Director; now retired. Wallace Computer Services is a provider of information management products, services and solutions.
      QUALIFICATIONS: Mr. Cronin's experience as a Chairman and Chief Executive Officer at two companies provides valuable insight for the Company as to the issues and opportunities facing the Company, as well as experience in strategic planning and leadership of complex organizations. He also has considerable corporate governance experience through years of service in leadership positions with various public companies.
      CURRENT DIRECTORSHIPS:  Director of various privately held corporations.
      FORMER DIRECTORSHIPS:  None
      AGE:  66
      DIRECTOR SINCE:  1997
      EXPIRATION OF CURRENT TERM:  2011

*     WILLIAM G. DEMPSEY (2)

      Since 2007, retired and serving as Director of various public and private companies and charitable foundations. From 1982 to 2007, various senior leadership positions with Abbott Laboratories including Executive Vice President, Global Pharmaceuticals from 2006 to 2007. Abbott Laboratories is a global, broad-based health care company devoted to discovering new medicines, new technologies and new ways to manage health. From 1977 to 1982, various positions with Sciaky Bros., a manufacturer of high tech electron beam, laser welding and heat treating systems.
      QUALIFICATIONS: Mr. Dempsey's extensive experience as a senior executive with a global pharmaceutical company provides a wealth of health care experience in global healthcare markets including pharmaceuticals, nutrition and medical devices. Mr. Dempsey's leadership experience provides expertise in strategy, international operations, manufacturing and managing research and development organizations.
      CURRENT DIRECTORSHIPS: Director of MDS Nordion, a global leader in technologies for use in medical imaging and radiotherapeutics, and sterilization technologies; and Director of a privately held corporation.
      FORMER DIRECTORSHIPS:  None
      AGE:  59
      DIRECTOR SINCE:  2008
      EXPIRATION OF CURRENT TERM:  2011


      MICHAEL T. LEATHERMAN (1,2)

      Since 2000, Independent Consultant primarily to the information technology industry. From 1990 to 2000, various senior leadership positions with Wallace Computer Services including Executive Vice President, Chief Information Officer and Chief Financial Officer from 1998 to 2000. From 1984 to 1990, Chief Executive Officer of FSC Paper Corporation, a subsidiary of Smorgon Consolidated Industries. Mr. Leatherman is a Certified Public Accountant.
      QUALIFICATIONS:   Mr. Leatherman's extensive experience as a senior
      executive with a wealth of information technology knowledge provides expertise in information systems strategy and project implementation, as well as expertise in general operational and strategic leadership. In addition, he brings financial acumen to Board discussions by virtue of his background as a Chief Financial Officer.
      CURRENT DIRECTORSHIPS:  None
      FORMER DIRECTORSHIPS: From 2006 to 2009, Director of Nashua Corporation, which was acquired by Cenveo, Inc.; and Director of a non-profit organization providing continuous care retirement services.
      AGE:  57
      DIRECTOR SINCE: 2008
      EXPIRATION OF CURRENT TERM:  2013


      DAVID E. MEADOR (1,3)

      Since 2001, Executive Vice President and Chief Financial Officer, DTE Energy. From 1997 to 2001, Vice President and Controller, DTE Energy. DTE Energy provides safe, reliable electric and natural gas services to Michigan businesses and homes and has energy related businesses and services nationwide. From 1983 to 1997, served in a variety of financial and accounting positions at Chrysler Corporation. Mr. Meador began his professional career with Coopers and Lybrand and is a Certified Public Accountant.
      QUALIFICATIONS: Mr. Meador's experience as a senior executive with an energy company provides substantial experience in the Nuclear Power industry. Mr. Meador's role as an active executive provides a




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


      perspective of a leader familiar with many facets of an enterprise facing the same set of current external economic and governance issues. In addition, he brings financial acumen to Board discussions by virtue of his background as a Chief Financial Officer.
      CURRENT DIRECTORSHIPS:  None
      FORMER DIRECTORSHIPS:  None
      AGE:  53
      DIRECTOR SINCE:  2008
      EXPIRATION OF CURRENT TERM:  2013


      STEPHEN C. MITCHELL (3)

      Since 2001, President, Knight Group LLC, a privately held firm providing services for the start-up and management of new ventures. Since 1995, Vice Chairman and Director, Knight Facilities Management, Inc., a company providing outsourcing of facilities management services for industrial and commercial clients worldwide. Until 2001, President, Chief Operating Officer and Director, Lester B. Knight & Associates, Inc., a company involved in the planning, design and construction of advanced technology research and development and manufacturing facilities.
      QUALIFICATIONS: Mr. Mitchell's extensive leadership experience in various companies of diverse industry and size provides experience in operational and strategic leadership. He also has considerable corporate governance experience through years of service on other public company boards.
      CURRENT DIRECTORSHIPS: Director of Apogee Enterprises, Inc., a manufacturer of glass products for the construction and art framing markets.
      FORMER DIRECTORSHIPS:  None
      AGE:  67
      DIRECTOR SINCE:  2005
      EXPIRATION OF CURRENT TERM:  2012


*     WILLIAM E. SAXELBY

      Since 2005, President and Chief Executive Officer, Landauer, Inc. From 2003 to 2005, Mr. Saxelby provided consulting services to certain private equity firms. From 1999 to 2003, President and Chief Executive Officer, Medical Research Laboratories, Inc., a manufacturer of defibrillators. From 1996 to 1999, Corporate Vice President, Allegiance Healthcare, a spin-off of Baxter International. From 1978 to 1996, Mr. Saxelby held executive and non-executive positions with Baxter International and its American Hospital Supply subsidiary.
      QUALIFICATIONS: Mr. Saxelby's day-to-day leadership as President and Chief Executive Officer of the Company, as well as his many years of experience in the healthcare industry, provides him with deep knowledge of the Company's operations and industry and gives him unique insights into the Company's challenges and opportunities. CURRENT DIRECTORSHIPS: None
      FORMER DIRECTORSHIPS:  None
      AGE:  54
      DIRECTOR SINCE:  2005
      EXPIRATION OF CURRENT TERM:  2011


      THOMAS M. WHITE (1,2)

      Since 2007, Operating Partner in the distribution and transportation industries for Apollo Management L.P., a private equity firm. From November 2009 to November 2010, Chief Financial Officer of SkyLink Aviation, Inc., an Apollo owned entity in Canada. During 2009, Mr. White served as interim Chief Financial Officer of CEVA Group, plc, an Apollo owned entity based in the Netherlands. From 2002 to 2007,



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


      Mr. White served as Chief Financial Officer and Treasurer of Hub Group, Inc., a NASDAQ listed company providing logistics services. Prior to joining Hub Group, Mr. White was a partner with Arthur Andersen LLP, which he joined in 1979. Mr. White is a Certified Public Accountant.
      QUALIFICATIONS: Mr. White's extensive experience as a senior executive and Chief Financial Officer of global companies provides extensive knowledge in global operations, finance, international business and strategic planning. In addition, he brings financial acumen to Board discussions by virtue of his background as a Chief Financial Officer.
      CURRENT DIRECTORSHIPS: Director of CEVA Group, PLC; Director of Quality Distribution, Inc, a NASDAQ listed company; and Director of SkyLink Aviation, Inc.
      FORMER DIRECTORSHIPS: Director of FTD, Inc., a NYSE listed company, until its sale in August 2008.
      AGE:  53
      DIRECTOR SINCE:  2004
      EXPIRATION OF CURRENT TERM:  2012


      Member of the (1) Audit Committee, (2) Compensation Committee, (3) Governance and Nominating Committee


                        BOARD OF DIRECTORS AND COMMITTEES

      During fiscal 2010, the Board of Directors held a total of nine meetings. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such director served during the periods that such director served.

      The Board of Directors has an Audit Committee, Compensation Committee, and Governance and Nominating Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information and recommends to the Board of Directors the appointment of independent public accountants. The Board of Directors has determined that Thomas M. White, Michael T. Leatherman, and David E. Meador each qualify as an "audit committee financial expert" as defined for the purpose of SEC regulation. The Compensation Committee approves all executive compensation and has responsibility for granting equity awards to eligible members of management and administering the Company's equity and incentive compensation plans. The Governance and Nominating Committee establishes corporate governance policy and selects nominees for the Board of Directors. (See "Process for Nominating Directors.") The membership of each Committee consists solely of non-employee directors who meet the independence standards established by the New York Stock Exchange. During fiscal 2010, the Audit Committee met thirteen times including the meetings required to conduct its quarterly financial reviews, the Compensation Committee met eight times, and the Governance and Nominating Committee met four times.

      Each Committee has adopted a formal written charter, approved by the full Board of Directors, which specifies the scope of the Committee's responsibilities and procedures for carrying out such responsibilities. A copy of each charter is available on the Company's website at http://www.landauerinc.com and printed copies are available from the Company on request. The Board of Directors has also adopted Governance and Nominating Standards, a Code of Business Ethics applicable to all directors and employees and a Code of Conduct for Senior Financial Executives applicable to the principal executive, financial and accounting officers of the Company. Copies of each of these documents are available on the Company's website at http://www.landauerinc.com and printed copies are available from the Company on request. The Company intends to post on its website any amendments to its Code of Business Ethics or Code of Conduct for Senior Financial Executives applicable to such senior officers.

              BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

      The Board has determined that having an independent director serve as chairman of the Board is in the best interest of stockholders at this time.

The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. No single leadership model is right for all companies at all times, however, so the Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

      The Board is actively involved in oversight of risks inherent in the operation of the Company's businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company's business segments and corporate functions, the Board addresses the primary risks associated with those segments and functions. In addition, the Board reviews the key risks associated with the Company's strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company.

      The Board has delegated to the Audit Committee oversight of the Company's risk management process. The Audit Committee (a) reviews with management the Company's significant risk exposures and policies regarding the assessment and management of risk, (b) serves as an independent and objective body to monitor the Company's financial reporting process and internal control systems, and (c) assists the Board in oversight of the Company's compliance with legal and regulatory requirements. Each of the other committees of the Board also oversees the management of Company risks that fall within the committee's areas of responsibility. The Governance and Nominating Committee oversees risks related to the Company's governance structure and processes and the structure of the Board and its committees to ensure appropriate oversight of risk. The Compensation Committee considers risks related to the design of compensation programs and arrangements for the Company's named executive officers.


                                COMPENSATION RISK

      Management has undertaken, and the Compensation Committee has reviewed, an evaluation of Landauer's compensation policies and procedures as they relate to risk management practices and risk-taking incentives. Based upon that evaluation, the Company has concluded that its compensation programs do not create risks that are reasonably likely to result in a material adverse effect. In reaching this determination, the Company has taken into account the following design elements of Landauer's compensation programs and policies and practices: mixture of cash and equity payouts, mixture of performance time horizons, use of financial metrics that are easily capable of audit, avoidance of uncapped rewards, use of required stock ownership amounts at senior management levels, implementation of a broad clawback policy during fiscal 2010, and a rigorous auditing, monitoring and enforcement environment.


                            INDEPENDENCE OF DIRECTORS

      Under the Company's Governance and Nominating Standards, a majority of the Board of Directors should be composed of Independent Directors as that term is defined in the New York Stock Exchange ("NYSE") listing standards. A director is independent under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.



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


      The Board has affirmatively determined that no non-employee director has a material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In reaching this determination, the Board considered the relationship of Mr. Dempsey's membership on the board of a customer of the Company and determined that the relationship is not material. The Board has also concluded that no non-employee director has any of the disqualifying relationships identified by the NYSE. Consequently, the Board has determined that all non-employee directors are independent within the meaning of the NYSE listing standards. The Company's independent directors are Robert J. Cronin, William G. Dempsey, Michael T. Leatherman, David E. Meador, Stephen C. Mitchell, and Thomas M. White. The Company's independent directors meet in regularly scheduled executive sessions and at other times, as they deem appropriate. Robert J. Cronin, Chairman of the Board of Directors, presides at these sessions.


                        PROCESS FOR NOMINATING DIRECTORS

      Landauer's Governance and Nominating Committee establishes and oversees adherence to the Board's Governance and Nominating Standards, and establishes policies and procedures for the recruitment and retention of Board members. The Governance and Nominating Committee is comprised of three members, each of whom meets the independence requirements established by the New York Stock Exchange with respect to Governance and Nominating Committees.

      The Governance and Nominating Committee will consider nominees for the Board of Directors who have been properly and timely recommended by stockholders. Any recommendation submitted by a stockholder must include the same information concerning the candidate and the stockholder as would be required under Section 1.4 of the Company's bylaws if the stockholder were nominating that candidate directly. Those information requirements are summarized in this Proxy Statement under the caption "Stockholder Proposals." The Governance and Nominating Committee will apply the same standards in considering director candidates recommended by stockholders as it applies to other candidates. The Governance and Nominating Committee has not established any specific, minimum qualification standards for nominees to the Board. From time to time, the Governance and Nominating Committee may identify certain skills or attributes (e.g. healthcare industry experience, technology experience, financial experience) as being particularly desirable for specific director nominees. The Governance and Nominating Committee considers diversity of backgrounds and viewpoints when considering nominees for director but has not established a formal policy regarding diversity in identifying director nominees.

      To date, the Governance and Nominating Committee has identified and evaluated nominees for director positions based on several factors, including referrals from management, existing directors, advisors and representatives of the Company or other third parties, business and board of director experience, professional reputation and personal interviews. Each of the current nominees for director listed under the caption "Election of Directors" is an existing director standing for re-election.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS
                  BY STOCKHOLDERS AND OTHER INTERESTED PARTIES

      The Company's Annual Meeting of Stockholders provides an opportunity each year for stockholders and other interested parties to ask questions of or otherwise communicate directly with members of the Company's Board of Directors on matters relevant to the Company. Each of the Company's directors is requested to attend the Annual Meeting in person. All of the Company's directors attended the Company's 2010 Annual Meeting of Stockholders. In addition, stockholders and other interested parties may, at any time, communicate in writing with the full Board of Directors, any individual director or any group of directors, by sending such written communication to the full Board of Directors, individual director or group of directors at the following address: Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425; Attention: Corporate Secretary (fax 708-441-8556). Copies of written communications received at such address will be provided to the addressee unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of such communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to improper or irrelevant topics.


                             EXECUTIVE COMPENSATION

                      COMPENSATION DISCUSSION AND ANALYSIS

      Landauer is required to provide information regarding the compensation program in place for its CEO, CFO and the three other most highly compensated executive officers as of its last fiscal year end. In this Proxy Statement, the Company refers to these individuals as its "Named Executive Officers" or "NEOs." The Company has only four executive officers, including the CEO and CFO. Information regarding the compensation paid to these individuals is included in this Proxy Statement.

This section includes information regarding, among other things, the overall philosophy of the Company's compensation program and each element of compensation that it provides.

EXECUTIVE SUMMARY

      The elements of Landauer's compensation programs include base salary, annual non-equity incentive compensation ("annual bonus"), long-term equity incentive compensation, retirement benefits and severance arrangements. During fiscal 2010, the Compensation Committee of the Board of Directors made no changes to the Company's executive compensation philosophy and principles. Also during 2010, Hay Group, Inc., the Committee's independent compensation consultant, conducted its biennial executive compensation analysis for the Committee. This year's analysis confirmed that the Company's cash and equity compensation are aligned with the 50th percentile of market practice as dictated by the Company's executive compensation philosophy.

      During fiscal 2010, the following compensation actions were taken:

  . Base salary levels for all executive officers were frozen at their fiscal 2009 levels in light of the difficult economic environment.

  . The fiscal 2010 annual bonus, paid in fiscal 2011, resulted in awards at 60% of target due to performance shortfalls in both revenue and net income achievement.

  . Fiscal 2010 annual bonus opportunities were kept at their fiscal 2009 amounts; however, the bonus performance measures were changed from net income and cash flow in fiscal 2009 to revenue and net income in fiscal 2010. This change in performance measures was implemented to align the annual bonus performance objectives with the Company's strategic priorities.

  . The long-term equity incentive opportunities granted in fiscal 2010, for the performance period ending in fiscal 2012, were granted at the same amounts as the prior year's long-term incentive grants, with a similar weighting of 70% performance-based vesting and 30% time-based vesting. The performance measures for this grant are revenue and EBITDA growth in order to hold management accountable for the financial commitments developed in conjunction with the acquisitions completed by the Company in November 2009.

  . The Compensation Committee approved the Recoupment and Forfeiture of Incentive Compensation Policy. Under this policy, Landauer's executive officers may be required to repay previously awarded incentive compensation to the Company in certain circumstances and to the extent permitted under applicable law.

LANDAUER'S COMPENSATION PHILOSOPHY AND PRINCIPLES

      Landauer designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. The goals of the Company's executive compensation program are to:

  . Attract and retain highly talented executives capable of delivering long-term success;

  . Link directly the executives' interests with the interests of Landauer's stockholders; and

  . Motivate executives to achieve the Company's short and long-term business objectives via performance-driven incentive programs.

      Consistent with these goals, the Board has developed and approved an executive compensation philosophy to provide a framework for the Company's executive compensation program. The key components of this philosophy are:

  . Total compensation will be targeted to be competitive with the marketplace in which executive talent is recruited. Competitive is defined as 50th percentile using market compensation information;

  . The mix of compensation elements is designed to reflect strategic business needs;

  . Incentive compensation is tied to short-term goals and long-term strategic plans in a balanced manner so that it supports the Company's efforts to achieve long-term success;

  . The degree of compensation at risk will positively correlate to responsibility level;

  . Performance is assessed on both financial and non-financial goals using qualitative and quantitative metrics;

  . Compensation should be differentiated based on factors that are relevant to each form of compensation; and

  . The interests of executives should be linked with those of the Company's stockholders through executive stock ownership.

      The executive compensation philosophy results in three major components of executive compensation: a competitive base salary reflective of the individual's role, responsibilities, experience and capabilities; non-equity incentive compensation tied to Company and individual annual performance; and long-term equity incentives tied to Company performance and individual level of responsibility to impact results over time. The Company determines the appropriate level of these components by using market compensation information as described more fully below.

THE COMPENSATION COMMITTEE

      The Compensation Committee assists the Board of Directors in fulfilling the Board's oversight responsibilities to administer the Company's executive compensation program. Each member of the Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange and Landauer's director independence standards.

      The Committee reports to the Board of Directors on all compensation matters regarding Landauer's executives and other key salaried employees. The Committee reviews annually and recommends to the Board of Directors for approval the compensation (including annual base salary, annual non-equity incentive compensation, long-term equity incentive compensation and other employee benefits) for the Company's executives and other key salaried employees. You may learn more about the Committee's responsibilities by reading the Committee's Charter, which is available in the "Corporate Governance" section on the "Investor Relations" page of Landauer's website at www.landauerinc.com.

ROLES OF CONSULTANTS AND EXECUTIVES

      During and after the end of each fiscal year, the CEO provides the Compensation Committee with feedback regarding the performance of the NEOs.

Annually, and in the cases of NEO promotions or hires, the CEO makes recommendations to the Compensation Committee regarding the compensation package for each of the NEOs (other than himself). Based on its review of individual performance (taking into account input from the CEO), input and market data from its independent compensation consultant and other factors, the Compensation Committee makes recommendations to the Board regarding the compensation for the CEO and the other NEOs. Acting upon the recommendation of the Compensation Committee, the independent members of the Board, meeting in executive session, determine the compensation of the CEO and the other NEOs.

      To assist the Compensation Committee in discharging its responsibilities, the Committee has retained Hay Group, Inc. as its independent compensation consultant. The consultant's role is to advise the Committee on all executive compensation matters. Biennially, Hay Group presents the Compensation Committee with survey data and information about other relevant market practices and trends, and makes recommendations to the Compensation Committee regarding target levels for various elements of total compensation for senior executives, which the Compensation Committee reviews and considers in its deliberations. During fiscal 2010, Hay Group completed its biennial executive compensation analysis covering the following elements of compensation: base salary, annual non-equity incentive compensation, and long-term equity incentive compensation.

      The Committee's independent compensation consultant reports directly to the Compensation Committee. Periodically the CEO and CFO may work directly with the Committee's consultant primarily in the development of offers for new hires and assistance on the development of recommendations on the design of compensation programs to be presented to the Compensation Committee or the Board of Directors. This interaction between the Committee's consultant and management takes place under the approval of the Compensation Committee Chair. During fiscal 2010 management worked with the compensation consultant on compensation for several roles in the organization, including external hires and adjustments to Mr. Bailey's compensation to reflect additional management responsibilities within the Medical Physics segment.

      To ensure that its executive officer compensation is competitive in the marketplace, the Company uses a formal job evaluation methodology to determine both the internal and external equity of its NEOs' total compensation. Internal equity is considered in order to ensure that members of Landauer's executive management are compensated at an appropriate level relative to other members of its executive management, while external equity is a measure of how the Company's compensation of its executive management compares to compensation for comparable job content at other companies. Hay Group reviews each executive position using its proprietary method of job evaluation to assess the position's relative size. In this process, Hay considers the breadth of responsibilities, the complexity of the role, and the role's impact on the success of the business. Once each job is valued independently, Hay compares the jobs to determine relative relationships and then relates these job content sizes to pay opportunity levels based on compensation market data from Hay Group's Industrial Executive Compensation Report, a proprietary annual executive compensation survey with data on more than 100 executive level positions from 311 organizations. Given that Landauer competes in a market with limited competitors, the Compensation Committee has determined that utilizing a broad industry survey with a focus on publicly traded companies and significant survey participation by the manufacturing sector, such as the Hay survey, is an appropriate method for evaluating the Company's executive compensation practices.

      All components of Landauer's executive compensation program are aligned with the 50th percentile of Hay Group's survey data for targeted performance. For short-term incentive compensation, achievement of over performance goals can result in a maximum award equal to 200% of the target opportunity. In the case of long-term incentive compensation, the 75th percentile of Hay Group's survey data is targeted for achievement of over performance goals. Actual pay will vary above or below the 50th percentile depending on a number of factors including individual performance, tenure with the organization and overall Company performance.

      With the assistance of the compensation consultant, the Compensation Committee annually reviews relevant compensation market data, trends and best practices in executive compensation, and executive pay tallies for the Company's NEOs to ensure that the design of its program is consistent with its compensation philosophy and that the amount of compensation is within appropriate competitive parameters. Based on this review, the Compensation Committee has concluded that the total compensation of each NEO and, in the case of the severance and change-in-control scenarios, potential payouts are appropriate and reasonable.

ELEMENTS OF LANDAUER'S COMPENSATION PROGRAM

      Landauer's executive officer compensation package includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for executive officers is comprised of base salary plus annual non-equity incentive bonuses. Long-term incentives consist of a combination of restricted share grants with performance and time-based vesting characteristics.

ELEMENT            PURPOSE                      CHARACTERISTICS
-------            -------                      ---------------

BASE SALARY        Compensate executives        Fixed component with
                   for their level of           eligibility for annual merit
                   responsibility and           increases based on sustained
                   sustained individual         individual performance.
                   performance. Also help
                   attract and retain
                   strong talent.

ANNUAL             Promote the achievement      Performance-based cash
NON-EQUITY         of Landauer's annual         opportunity based on Company
INCENTIVE          financial goals, as well     and individual results as
COMPENSATION       as individual goals.         determined by the Compensa-
                                                tion Committee as outlined in
                                                the "Landauer, Inc. Incentive
                                                Compensation Plan" (Available
                                                at www.landauerinc.com).

ELEMENT            PURPOSE                      CHARACTERISTICS
-------            -------                      ---------------

LONG-TERM          Promote the achievement      Performance-based equity
EQUITY             of Landauer's long-term      and restricted equity grants
INCENTIVE          corporate goals, support     based upon achievement of
COMPENSATION       executive retention and      strategic priorities and
                   encourage executive stock    retention with the Company.
                   ownership.                   Annual grants through the
                                                "Landauer, Inc. Incentive
                                                Compensation Plan" (Available
                                                at www.landauerinc.com).

RETIREMENT PLANS   Provide an appropriate       Defined contribution retire-
                   level of replacement         ment plan with Company match
                   income upon retirement.      and annual profit sharing
                   Also provide an incentive    eligibility with a supple-
                   for a long-term career       mental deferred compensation
                   with Landauer, which is a    contribution available to
                   key objective of the         certain executives.
                   Company.

POST-TERMINATION   Facilitate the attraction    Contingent element; only
COMPENSATION       and retention of high        payable if the executive's
                   caliber executives in a      employment is terminated
                   competitive labor market     as specified in the
                   and provide noncompeti-      arrangements. Amount of
                   tion and nonsolicitation     severance benefits varies
                   covenants for the            by level in the
                   Company's protection.        organization.

      In setting total compensation, Landauer applies a consistent approach for all executive officers. Also, the Compensation Committee exercises appropriate business judgment in how it applies its standard approach to the facts and circumstances associated with each executive. Additional detail about each pay element follows.

      BASE SALARIES: As discussed above, data on salaries paid to comparable positions in the Hay survey are gathered and reported biennially to the Compensation Committee by its independent compensation consultant. The Compensation Committee, after receiving input from the compensation consultant, recommends to the Board for its consideration and approval the salaries for the CEO, CFO and other NEOs. The CEO provides input for the salaries for the CFO and other NEOs. The Compensation Committee seeks generally to establish base salaries for the CEO, CFO and other NEOs at the 50th percentile of the Company's compensation survey data, which is the targeted market position to facilitate the attraction and retention of executive talent. In fiscal 2010, the salaries of each NEO approximated, within 10%, the median of the compensation survey data. During fiscal 2010, none of the NEOs received base salary increases due to the adverse global economic conditions and the related impact on the Company's projected financial performance.

      ANNUAL NON-EQUITY INCENTIVES: Annual non-equity incentive awards to the CEO, CFO and other NEOs are paid relative to the targets established annually by the Compensation Committee under the terms of the Landauer, Inc. Incentive Compensation Plan. Annual incentive awards for the CEO, CFO and other NEOs are intended to promote the achievement of Landauer's annual financial goals, as well as individual goals. For fiscal 2010, the plan establishes an incentive pool which is related to aggregate executive officer base salary and performance of Landauer relative to (i) budgeted revenue and (ii) budgeted net income. The fiscal 2010 inclusion of revenue as a performance target reflects the long-term strategic priority of the Company to incentivize revenue growth, which the Company believes represents a key driver of the Company's long-term performance. The Committee believes this provides better alignment with the interests of Landauer's stockholders. The Plan is intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code as performance-based pay, resulting in paid awards being fully deductible by the Company for federal income tax purposes.

      Similar to the process for base salary, data for non-equity incentives paid to comparable positions in the Hay survey are gathered and reported biennially to the Compensation Committee by the independent compensation consultant. The Compensation Committee, after receiving input from the compensation consultant, recommends to the Board for its consideration and approval the non-equity incentives for the CEO, CFO and other NEOs. The target incentive compensation award ("ICA"), as a percentage of individual executive officer base salary, is 50% for the Chief Executive Officer and 40% for the CFO and other NEOs. These payout ratios are determined based upon targeting total cash compensation (base salary plus non-equity incentive compensation) at the 50th percentile as determined by the survey study performed by the Committee's independent compensation consultant. Thus, the different payout ratios are not reflective of a different philosophy at work, but are reflective of different results driven by the survey data. The actual size of the incentive compensation pool available for award varies based upon actual financial performance for revenue and net income.

      The revenue and net income targets are established as part of the annual operating planning process. The targets are recommended by management, reviewed by the Compensation Committee and approved by the Board. The targets are intended to be representative of strong financial performance by the Company based upon market conditions and the expectations of stockholders. The scales of the payout ratios are intended to compensate management for the perceived effort required to achieve the targeted performance and reward management for the effort required to deliver results beyond expected levels.

      The revenue and net income targets for fiscal 2010 were established as follows ($'s in millions):

      Revenue                                           $ 124.7
      Net Income                                        $  25.4

      Both the revenue and net income targets were established without considering the impact of certain non-recurring costs relating to acquisition and reorganization costs and the impact of intangible amortization for acquisitions completed during the fiscal year.

      The plan provides for a payout at a ratio of targeted incentive compensation as follows:

      ACTUAL PERFORMANCE                              PAYOUT RATIO
      ------------------                              ------------

      120% Incentive Revenue &
        Net Income Achievement                    200% of target award

      100% Incentive Revenue &
        Net Income Achievement                    100% of target award

      85% Incentive Revenue &
        Net Income Achievement                     50% of target award

      < 85% Incentive Revenue &
        Net Income Achievement                      0% of target award

      The range of the scale for revenue and net income achievement is intended to align management with the expectations of stockholders on earnings growth. Performance below 85% of planned revenue and net income would be considered to be below the Company's expectations and, accordingly, results in zero payout of the target award. Similarly, performance at 120% to plan is believed to represent performance well beyond the expectations of the business. Awards for performance between

85% and 120% of goal are determined by linear interpolation with payouts ranging from 50% to 200% of targeted award. For fiscal 2011 annual non-equity incentive compensation, the payout ratio was modified to eliminate payouts for both revenue and net income at performance below 100% of planned net income. The payout ratio was modified to maintain alignment with the expectations of stockholders on minimum performance.

      The amount of potential ICA for any executive officer is determined by multiplying the executive's base salary times the actual incentive award percentage. The actual ICA percentage is the target award percentage (50% or 40%) multiplied by the percentage of target award determined by the weighted average of the revenue and net income components in the following ratio:
             Revenue                        30%
             Net Income                     70%

      Two-thirds of the target ICA is payable to the executive officer based solely on financial performance. With respect to the one-third balance remaining in the pool for the fiscal year, the Compensation Committee will have the discretion to award any executive officer an amount ranging from zero to one-third of the award such executive officer would otherwise receive based upon achievement against personal management objectives ("PMO"). Accordingly, the total ICA is calculated as follows:

      Potential ICA      =      (Annual Salary x Target %) x (Payout Ratio)
      Actual ICA         =      (Potential ICA x 2/3) + (Potential ICA x
                                 1/3 x % PMO achievement)

      PMOs are established annually and are aligned with the strategic priorities of the Company. PMOs are intended to be challenging but generally capable of being achieved. PMOs for the Company's NEOs in fiscal 2010 included:

  .   Implementation of the Company's systems initiative;

  . Development and implementation of new monitoring solutions for military applications;

  .   Penetration into new market segments and international geographies;

  . Development and implementation of next generation dosimetry technology; and

  .   Growth through acquisitions.

      Any amounts related to PMO achievement not so awarded may, at the discretion of the Committee, be reallocated to any other executive officer based upon the Committee's evaluation of the individual performance of the executive officer relative to written objectives and other factors, including the CEO's annual report to the Committee of the executive officer's performance.

      The individual and aggregate amounts of incentive compensation awards for the fiscal year, as approved by the Compensation Committee, are limited to 200% of the targeted awards.

      Recognizing that extraordinary positive or negative non-operating events can and do occur, the Committee may elect to make adjustments to the incentive compensation calculations to reflect the impact of those events. During fiscal 2010, reported revenue was reduced by $0.7 million to adjust for the benefit of an unplanned acquisition and reported net income was reduced by $1.5 million to adjust for the net income benefit of the unplanned delay in the Company's implementation of its systems initiative. Landauer's adjusted revenue was 91% of target and net income was 88% of target, resulting in a weighted average performance of approximately 89% of target. This performance resulted in non-equity incentive compensation payouts, based upon interpolation from the table presented above, of 62%. The NEOs averaged 86% PMO achievement, resulting in an actual average payout of 60%.

      LONG-TERM EQUITY INCENTIVES: Long-term incentive awards for the CEO, CFO and other NEOs are granted in order to promote the achievement of Landauer's long-term strategic goals. The Compensation Committee believes that providing long-term incentive awards in the form of equity awards best achieves the long-term compensation objectives of the organization and links the NEOs' interests with the interests of Landauer's stockholders. Each year, the Compensation Committee reviews and makes recommendations to the Board as to the long-term incentive awards for each of the NEOs. In determining the total value of the long-term incentive opportunity for each executive, the Compensation Committee reviews the survey data presented by its independent compensation consultant biennially on a position-by-position basis and attempts to provide a benefit at a competitive level, which is defined as the 50th percentile for each surveyed position.

      Long-term incentives are provided to Landauer's executives under the stockholder approved Landauer, Inc. Incentive Compensation Plan. The Plan permits grants of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance share units. The Plan is intended to meet the deductibility requirements of
Section 162(m) of the Internal Revenue Code as performance-based pay, resulting in paid awards being fully deductible by the Company for federal income tax purposes.

      Current restricted shares are subject to risk of forfeiture and vest in accordance with performance and time restrictions. Each grant is allocated between performance-based and time-based vesting. For performance shares of restricted stock that will vest at the end of the restriction period, vesting is based upon the achievement of one or more performance goals. Up to 100% of the performance shares may be forfeited if the performance goals are not achieved. In addition, for certain financial targets, over-performance shares can be earned for achievement of over-performance goals.

      Since fiscal 2008, all annual equity grants to the NEOs have been allocated 70% to performance-based vesting and 30% to time-based vesting. This balance between performance-based and time-based equity grants is in alignment with the development of Landauer's long-term growth strategy, motivates management for the appropriate balance between short-term and long-term decision making and aligns management's long-term compensation closely with the interest of Landauer's stockholders. Dividend and other distributions will be accrued for the shares subject to performance-based vesting and will be paid when the performance goals have been achieved and the restriction on the shares is released by the Board. Dividends on time-based grants are paid out at the same rate and time as paid to the Company's stockholders.

      In December 2009, the Compensation Committee approved the following performance goals with respect to the performance-based component of the fiscal 2010 annual equity grant:

                                Weighting of
                                 Performance                    Over
                                 Based Grant      Target     Performance
                                -------------     ------     -----------
Compounded Average
  Annual Revenue Growth              40%           16.5%        20.3%

Compounded Average
  Annual EBITDA Growth               60%           12.1%        15.5%

      The targets were determined by the Compensation Committee based upon the Company's long-term strategic plan, inclusive of the impact of acquisitions completed during fiscal 2010. The over performance goals represent a reasonably challenging performance objective. Fiscal 2011 targets were established in relation to S&P 600 benchmark performance with revenue and EBITDA targets set relative to 50th and 75th percentile performance for target and overperformance, respectively. This change was made to provide a competitive external benchmark to measure management's performance relative to a broad representation of small cap companies.

      The target value of this award to each executive was determined based on the survey data presented by the Company's independent compensation consultant on a position-by-position basis. The performance period of these awards is October 1, 2009 through September 30, 2012. Targets for the performance period are compounded average annual growth rates. Achievement of target goals earns the targeted long-term incentive opportunity, while achievement of overachievement goals results in the granting of overachievement shares, with pro-rata shares granted through interpolation between target and overachievement levels. The timed-based grant is subject to cliff vesting on September 30, 2012, which is aligned with the retention objective of the Plan.

      An additional level of performance goals and related long-term equity incentive awards were granted to the CEO, CFO and Senior Vice President, Marketing and Technology, in December 2009. The objective of the additional level of performance and long-term incentive is to accelerate the long-term sustainable growth of Landauer, while providing the Company's stockholders with an appropriate return on current cost of capital. In setting the performance goals, the Compensation Committee consulted with its independent compensation consultant and analyzed performance data for the top-quartile of companies in the S&P 600. The performance goals were established with the objective of aligning Landauer's performance with the performance of these top-quartile companies. The program is an extension of the existing long-term equity incentive award program and the shares will be granted and targets will be established in conjunction with the annual equity grants. The grant made in fiscal 2010 enables participants to earn up to 300% of their annual long-term incentive grant for achievement of the following performance: 3-year revenue cumulative average growth rate (CAGR) of 25%, 3-year operating income CAGR of 20% and return on equity (ROE) target for fiscal 2012 of 22%. There is no interpolation for performance between the overachievement goals and the 3-year revenue growth, 3-year operating income, and 2012 ROE goals. The 300% incentive award is paid only for performance at, or above, these goals. Achievement of these objectives will be evaluated on September 30, 2012. The maximum award of 300% represents the combination of the Company's existing long-term equity incentive opportunity and the aforementioned additional incentive opportunity afforded to the Company's CEO, CFO and Senior Vice President, Marketing and Technology.

      The Board has generally followed a practice of making all equity grants to executive officers on a single date each year. Prior to the relevant Board meeting, the Compensation Committee has reviewed an overall stock award pool for all participating employees, of which there were 28 in fiscal 2010, and individual grants to executives proposed by the CEO to the Committee. Based on the proposal from the CEO and recommendation from the Compensation Committee, the Board reviews and approves the overall pool and the individual equity grants to executives.

      While most of the Company's equity awards to NEOs have been made historically pursuant to its annual grant program, the Compensation Committee and Board retain the discretion to make additional awards to executives at other times for recruiting or retention purposes. The Company does not have any program, plan or practice to time "off-cycle" awards in coordination with the release of material non-public information.

      All equity awards are made pursuant to the Plan. Awards of equity to employees below the executive level are made by the Company's CEO, pursuant to authority delegated by the Board and subject to the Board-approved allocation.

      Landauer's CEO, CFO and other NEOs are subject to a stock ownership goal of two times the executive's current annual base salary. All other executives are subject to stock ownership goals of one times the executive's current annual base salary. The Compensation Committee has established stock ownership goals for the Company's NEOs as the Committee believes that substantial ownership of the Company's stock will further align the NEOs' interests with the interests of Landauer's stockholders. Stock counted towards the ownership goal includes Landauer shares owned outright or beneficially owned (i.e., held directly or indirectly with spouse or minority aged dependent children) and grants of time- and/or performance-based vested restricted shares. Unexercised stock options are not counted in the calculation of an executive's ownership goal achievement.

      NEOs are not permitted, subject to approved exceptions, to sell shares of Landauer stock before meeting their applicable ownership goals. Upon reaching the applicable ownership goal, the expectation is that the targeted ownership will be maintained by the executive. Exceptions may be approved in situations involving financial hardship or limited estate planning transactions. Requests for exceptions will be submitted to the Company's CFO for review by the CEO, in the case of NEOs, or by the Compensation Committee, in the cases of the CEO and CFO, on a case-by-case basis. Any exceptions approved by the CEO will be reported to the Compensation Committee.

      RETIREMENT PLANS: The NEOs participate in the full range of benefits and are covered by the same plans, with exceptions noted, on the same terms as provided to all of Landauer's U.S. salaried employees. The plans are designed to provide an appropriate level of replacement income upon retirement.

      During fiscal 2009, the Company redesigned its retirement benefit plans for U.S. salaried employees to reflect a change in philosophy from a defined benefit structure to a defined contribution structure. The Company anticipates that the redesign of its retirement plans will result in future cost savings while offering market based retirement benefits to its employees.

      As part of this redesign, the Landauer, Inc. Retirement Plan, the Landauer, Inc. Supplemental Executive Retirement Plan for Managers and the Supplemental Key Executive Retirement Plan of Landauer were amended to, among other changes, cease all benefit accruals under such plans. The Company also adopted a new supplemental defined contribution plan for certain executives, which allows participating executives to make voluntary deferrals and provides for employer contributions at the discretion of the Company. The Company and Mr. Saxelby also amended Mr. Saxelby's Employment Agreement to reflect the change in retirement philosophy by replacing the supplemental pension provisions of Mr. Saxelby's Employment Agreement with a supplemental defined contribution credit under the new supplemental defined contribution plan for certain executives.

      Further discussion of the Company's retirement plans can be found under the headings "Fiscal 2009 Changes to Retirement Plans" and "Deferred Compensation Plan" within this Proxy Statement.

      POST-TERMINATION COMPENSATION: The Company has entered into severance agreements with certain of its NEOs. NEOs that do not have individual severance agreements with the Company are covered, at a minimum, by its Severance Plan applicable to all employees. These severance agreements and the Severance Plan provide for payments and other benefits if the NEO's employment terminates for a qualifying event or circumstance, such as being terminated without "Cause" or leaving employment for "Good Reason," as these terms are defined in the applicable severance agreement and the Severance Plan. In addition, certain of Landauer's executives participate in the Executive Special Severance Plan which provides for payments and other benefits in the case of a change in control, as defined under the plan. Further information regarding these individual severance agreements and the Executive Special Severance Plan, including definitions of key terms and a quantification of benefits that would have been received by the Company's NEOs had termination occurred on September 30, 2010, is found under the heading "Severance Agreements" within this Proxy Statement.

      The Compensation Committee believes that these severance arrangements are an important part of overall compensation for Landauer's NEOs. The Committee believes that these arrangements will help to secure the continued employment and dedication of the Company's NEOs prior to or following a change in control, notwithstanding any concern that they might have regarding their own continued employment. The Committee also believes that these arrangements are important as a recruitment tool and, to a lesser extent, retention device, as many of the companies with which Landauer competes for executive talent have similar arrangements in place for their senior employees. The Committee believes that these benefits are simple to understand, transparent and fair to Landauer's stockholders and each NEO.

      RECOUPMENT AND FORFEITURE OF INCENTIVE COMPENSATION POLICY:
Landauer's executive officers may be required to repay previously awarded incentive compensation to the Company in certain circumstances and to the extent permitted under applicable law.

      To the extent the Compensation Committee determines that an executive officer engaged in conduct that causes significant losses or reputational harm to the Company, the Committee will determine whether, and to what extent, recoupment of incentive awards may be appropriate based on the facts and circumstances involved. If any of the Company's financial statements are required to be restated, resulting from errors, omissions, or fraud, the Committee may in its discretion, to the extent the Committee determines that an executive officer's gross negligence or misconduct caused or contributed to the need for the financial restatement, direct the Company to recover all or a portion of any incentive award payment (whether in the form of cash or equity) made to any or all of its executive officers with respect to the 36 month period following first issuance or filing of the financial results required to be restated. In exercising its discretion, the Committee shall consider all facts and circumstances it deems relevant, such as the degree to which the restatement was material and the degree of an executive officer's involvement in the circumstances leading to the restatement.

      The amount to be recovered from any executive officer based on a financial restatement shall be the amount by which the affected incentive award(s) exceeded the amount that would have been paid based on the financial statements as restated, or any greater or lesser amount (up to and including the entire award) that the Committee may determine. The Committee may determine to recover different amounts from different executive officers on such bases as it shall deem appropriate.

      The Committee shall determine, subject to applicable law, whether the Company shall affect such incentive award recovery (i) by seeking recoupment from the executive officer; (ii) by reducing the amount that would otherwise be payable to the executive officer under any compensatory plan, program, or arrangement maintained by the Company; (iii) by withholding payment of future increases in compensation (including payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made; or (iv) by any combination of the foregoing.


                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's 2010 Annual Report on Form 10-K.

MEMBERS OF THE COMPENSATION COMMITTEE:

      William G. Dempsey, Chairman
      Michael T. Leatherman
      Thomas M. White

                                               SUMMARY COMPENSATION TABLE
                                        For Fiscal Year Ending September 30, 2010

                                                                                 Change in
                                                                                  Pension
                                                                                  Value
                                                                     Non-        and Non-
                                                                    Equity       qualified        All
                                                                   Incentive     Deferred        Other
                                                                     Plan         Compen-        Compen-
                                                        Stock       Compen-       sation         sation
Name and                                 Salary        Awards       sation       Earnings        (4,5,6)       Total
Principal Position            Year        ($)          (1) ($)      (2) ($)       (3) ($)          ($)          ($)
------------------            ----      --------       -------      --------     ---------      --------     ---------

William E. Saxelby
  President and Chief
  Executive Officer. . . .    2010       542,720       842,359       161,247        19,054     1,383,475     2,948,855
                              2009       534,449       522,093       408,745        79,457        29,213     1,573,957
                              2008       491,400       474,766       448,070        55,135         1,150     1,470,521

Jonathon M. Singer
  Senior Vice President
  and Chief Financial
  Officer. . . . . . . . .    2010       290,403       757,113        69,025         7,912        32,967     1,157,420
                              2009       282,655       735,143       180,595        24,220        19,300     1,241,913
                              2008       259,238       259,232       201,011         4,953         1,150       725,584

Richard E. Bailey
  Senior Vice President
  - Operations . . . . . .    2010       205,586       105,014        52,653         8,099        27,322       398,674
                              2009       194,077       105,004       128,589        19,968        13,512       461,150
                              2008       172,157       105,010       158,869        14,547         1,219       451,802

R. Craig Yoder
  Senior Vice President
  - Marketing and
  Technology . . . . . . .    2010       249,305       216,763        59,667       167,888        34,140       727,763
                              2009       245,506       109,924       159,328       758,385        15,674     1,288,817
                              2008       234,441        99,905       182,566             -         1,150       518,062









                                                           21





(1)   Amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718,
      Compensation Stock Compensation ("FASB ASC Topic 718").  Amounts are calculated based on the probable satisfaction of performance conditions.  If the highest level of performance is achieved, the maximum amounts that will be received with respect to the fiscal 2010 awards were as follows:  Mr. Saxelby,
      $1,566,300; Mr. Singer, $855,300; Mr. Bailey, $210,000; and Dr. Yoder, $329,700.  See Note 1 to the Notes to
      Consolidated Financial Statements of Landauer's 2010 Annual Report on Form 10-K for a discussion of the relevant assumptions used in calculating the amounts.

(2)   Amounts set forth in this column were earned during each of fiscal 2010, 2009 and 2008 under the Landauer,
      Inc. Incentive Compensation Plan.  The amounts were each paid in November of the following fiscal year.

(3)   Amounts solely represent the increase in the actuarial present value of the named executive officer's accumulated benefit under the Company's defined benefit plans.  Negative changes in the actuarial present value of an individual's accumulated benefit, which are not included in the above disclosure, were as follows: Mr. Saxelby, $136,411 in fiscal 2009; and Dr. Yoder, $375,615 and $76,020 in fiscal 2009 and 2008, respectively.

(4)   Included in this column are Company matching contributions to its 401(k) Plan as follows for fiscal 2010:
      Mr. Saxelby, $8,233; Mr. Singer, $5,379; Mr. Bailey, $6,422; and Dr. Yoder, $10,456.

(5)   Included in this column are Company profit sharing contributions to its 401(k) Plan.  Amounts earned during fiscal 2010, which the Company will credit to the executives' accounts during fiscal 2011, were as follows:
      Mr. Saxelby, $10,854; Mr. Singer, $5,808; Mr. Bailey, $4,400; and Dr. Yoder, $4,986.

(6)   Included in this column are Company deferred compensation contributions under the NQ Excess Plan of
      Landauer, Inc.  Amounts earned during fiscal 2010, which the Company will credit to the executives' accounts during fiscal 2011, were as follows: Mr. Saxelby, $40,704; Mr. Singer, $21,780; Mr. Bailey, $16,500; and
      Dr. Yoder, $18,698.  In addition, the Company credited $1,323,684 to Mr. Saxelby's account, cancelling his benefit under the Supplemental Key Executive Retirement Plan per the terms of his amended employment agreement.


















                                                           22

                                               GRANTS OF PLAN-BASED AWARDS
                                        For Fiscal Year Ending September 30, 2010

                                                                                                             Grant
                                                                                               All Other     Date
                                     Estimated Future Payouts      Estimated Future Payouts      Stock       Fair
                                    Under Non-Equity Incentive      Under Equity Incentive      Awards:    Value of
                                         Plan Awards (1)                 Plan Awards            Number       Stock
                                   ---------------------------   ---------------------------   of Shares      and
                                   Thres-                        Thres-                        of Stock     Option
                                   hold       Target  Maximum    hold       Target  Maximum    or Units     Awards
Name                Grant Date      ($)        ($)      ($)       (#)        (#)      (#)       (4) (#)     (5) ($)
--------------    --------------  --------   -------- --------  --------   -------- --------   ---------   --------

William E.
  Saxelby                  -            -     271,360  542,720
                  12/24/2009 (2)                                      -       5,860   17,469                 365,430
                  12/24/2009 (3)                                      -       5,136        -                 320,281
                  12/24/2009                                                                       2,512     156,648

Jonathon M.
  Singer                   -             -    116,161  232,322
                  12/24/2009 (2)                                       -      3,200    4,775                 199,552
                  12/24/2009 (3)                                       -      7,569        -                 472,003
                  12/24/2009                                                                       1,372      85,558

Richard E.
  Bailey                   -             -     82,235  164,469
                  12/24/2009 (2)                                       -      1,179    2,863                  73,522
                  12/24/2009                                                                         505      31,492

R. Craig
  Yoder                    -             -     99,722  199,444
                  12/24/2009 (2)                                       -      1,233    3,044                  76,890
                  12/24/2009 (3)                                       -      1,714        -                 106,885
                  12/24/2009                                                                         529      32,988













                                                           23






(1)   Amounts set forth in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during fiscal 2010 based upon the achievement of performance goals under the
      Landauer, Inc. Incentive Compensation Plan.  The amounts earned in fiscal 2010 by Landauer's named executives have been determined and were paid in November 2010.  The amounts paid are included in the
      "Non-Equity Incentive Plan Compensation" column of the 2010 Summary Compensation Table.

(2)   These awards represent the performance-based component of the fiscal 2010 annual equity award granted on
      December 24, 2009 that vests on September 30, 2012 upon the achievement of certain performance milestones as described on page 17 herein.  These awards were granted under the Landauer, Inc. Incentive Compensation
      Plan.

(3)   These awards represent performance-based restricted stock awards granted as an additional level of long-term equity incentive award opportunity for the CEO, CFO and Senior Vice President, Marketing and Technology on
      December 24, 2009 that vest on September 30, 2012 upon the achievement of certain performance milestones as described on page 18 herein.  These awards were granted under the Landauer, Inc. Incentive Compensation
      Plan.

(4)   These awards represent the time-based component of the fiscal 2010 annual equity award granted on
      December 24, 2009 that vests on September 30, 2012, subject to forfeiture upon the NEO's earlier termination of employment.  These awards were granted under the Company's Incentive Compensation Plan.

(5)   The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For awards subject to performance conditions, the amounts included in this column are calculated based on the probable satisfaction of the performance conditions at target.  A discussion of the calculation of the grant date fair value is set forth in Note 1 of the Notes to
      Consolidated Financial Statements of Landauer's 2010 Annual Report on Form 10-K.






















                                                           24

                                      OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
                                        For Fiscal Year Ending September 30, 2010
                                       Option Awards                                Stock Awards
                           -----------------------------------     --------------------------------------------------
                                                                                                           Equity
                                                                                            Equity        Incentive
                                                                                           Incentive    Plan Awards:
                                                                                             Plan         Market or
                                                                                            Awards:        Payout
                                                                                Market     Number of      Value of
                         Number of                                             Value of    Unearned       Unearned
                         Securities                             Number of     Shares or     Shares,        Shares
                         Underlying                             Shares or      Units of      Units        Units or
                        Unexercised                             Units of      Stock That   or Other     Other Rights
                        Options (#)    Option        Option     Stock That     Have Not   Rights That     That Have
                         Exercis-      Exercise      Expira-    Have Not       Vested      Have Not      Not Vested
Name                      able (1)     Price ($)    tion Date   Vested (#)     (2) ($)    Vested (#)       (2) ($)
-------------------     -----------  -----------    ----------  -----------  -----------  -----------   ------------

William E. Saxelby           50,000        48.68    09/28/2015    2,512 (3)      157,327    5,860 (6)         367,012
                                                                  2,515 (4)      157,514    5,868 (7)         367,513
                                                                                            5,136 (8)         321,668

Jonathon M. Singer                -            -             -    1,372 (3)       85,928    3,200 (6)         200,416
                                                                  1,373 (4)       85,991    3,205 (7)         200,729
                                                                  8,656 (5)      542,125    7,569 (8)         474,046

Richard E. Bailey                 -            -             -      505 (3)       31,628    1,179 (6)          73,841
                                                                    506 (4)       31,691    1,180 (7)          73,903

R. Craig Yoder               16,000        46.80    12/03/2014      529 (3)       33,131    1,233 (6)          77,223
                                                                    530 (4)       33,194    1,235 (7)          77,348
                                                                                            1,714 (8)         107,348

(1)   All options were fully vested and exercisable prior to fiscal 2010.

(2)   Amounts set forth in these columns equal the number of shares of restricted stock indicated multiplied by the closing price of $62.63 for Landauer's common stock on September 30, 2010.

(3)   These awards vest in full on September 30, 2012.








                                                           25




(4)   These awards vest in full on September 30, 2011.

(5)   One-third of the shares represented by these awards vest on April 15, 2011.  The remaining two-thirds of the shares represented by these awards vest on April 15, 2013.

(6)   These awards, which represent the performance-based component of the fiscal 2010 annual equity award, vest on September 30, 2012 based upon achievement of certain performance goals.  For restricted stock with performance conditions, the amounts assume the organization will achieve the performance criteria at targeted levels and the granted shares of restricted stock will vest based upon the achievement of the
      performance goals as described on page 17 of this Proxy Statement.   The amounts disclosed in this table
      are not necessarily indicative of the amounts that may be realized by Landauer's named executives.

(7)   These awards vest on September 30, 2011 based upon achievement of certain performance goals.  For restricted stock with performance conditions, the amounts assume the organization will achieve the performance criteria at targeted levels and the granted shares of restricted stock will vest based upon the achievement of the
      performance goals.   The amounts disclosed in this table are not necessarily indicative of the amounts that may be realized by Landauer's named executives.

(8)   These awards, which were granted in fiscal 2010 as an additional level of long-term equity incentive award opportunity for the CEO, CFO and Senior Vice President, Marketing and Technology, vest on September 30, 2012 based upon achievement of certain performance goals.  For restricted stock with performance conditions, the amounts assume the organization will achieve the performance criteria at targeted levels and the granted shares of restricted stock will vest based upon the achievement of the performance goals as described on
      page 18 of this Proxy Statement.   The amounts disclosed in this table are not necessarily indicative of the amounts that may be realized by Landauer's named executives.


























                                                           26

                        OPTION EXERCISES AND STOCK VESTED
                    For Fiscal Year Ending September 30, 2010

                                 Option Awards            Stock Awards
                              --------------------    --------------------
                              Number of               Number of
                               Shares       Value      Shares      Value
                              Acquired    Realized    Acquired    Realized
                                 on          on          on          on
                              Exercise    Exercise     Vesting     Vesting
Name                             (#)       (1) ($)       (#)       (2) ($)
--------------------         ----------  ----------  ----------  ----------
William E. Saxelby . . . .            -           -           -           -
Jonathon M. Singer . . . .            -           -         500      27,750
Richard E. Bailey. . . . .            -           -           -           -
R. Craig Yoder . . . . . .       24,000     571,360           -           -

(1) The value realized on the exercise of stock options is based on the difference between the exercise price and the average of the Company's high and low market price of its common stock on the date of exercise.

(2) The value realized on the vesting of restricted stock awards is based on the average of the Company's high and low market price of its common stock on the date of vesting.


                                PENSION BENEFITS
                    For Fiscal Year Ending September 30, 2010

                                                       Number      Present
                                                      of Years    Value of
                                                      Credited   Accumulated
                                                       Service     Benefit
Name            Plan Name                                (#)       (1) ($)
-------------   ---------------------------------    ----------  -----------
William E.
  Saxelby       Landauer, Inc. Retirement Plan             4         131,644

Jonathon M.
  Singer        Landauer, Inc. Retirement Plan             3          45,671

Richard E.
  Bailey        Landauer, Inc. Retirement Plan             3          79,163

R. Craig
  Yoder         Supplemental Key Executive
                    Retirement Plan of Landauer, Inc.     26          34,186
                Landauer, Inc. Retirement Plan            26       1,321,390

(1) Information on the valuation method and material assumptions applied in calculating the present value of accumulated benefit is set forth in the footnote "Employee Benefit Plans" of the Notes to Consolidated Financial Statements of Landauer's 2010 Annual Report on Form 10-K.


FISCAL 2009 CHANGES TO RETIREMENT PLANS

      Prior to the fiscal 2009 changes described below, the Company provided a qualified defined benefit pension plan for all employees to provide a basic replacement income benefit upon retirement. For key executives, the basic benefit was supplemented with a supplemental key executive retirement plan to address U.S. tax law limitations placed on the benefits under the qualified pension plan.

      Benefits under the Company's qualified defined benefit pension plan are based upon the average of the annual rates of compensation in effect as of October 1 of each year for the period of five consecutive years which produces the highest such average and also based on years of service.

      The Employee Retirement Income Security Act of 1974 places limitations on benefits that may be paid under qualified retirement plans like the Company's qualified defined benefit plan. For that reason, Dr. Yoder also participates in the Supplemental Key Executive Retirement Plan of Landauer, Inc. (the "SERP"), under which, prior to the amendments described below, a participant was entitled to such payments during his life after retirement at age 65, when added to his benefits under other Company-funded retirement or profit sharing plans, to provide a minimum annual benefit equal to 50% of his highest five-year average compensation (including incentive compensation) or final year compensation (including five-year average incentive compensation), whichever is greater. Such benefits continued to be paid, at 50% of the full benefit, to a participant's spouse after the participant's death.

      On February 5, 2009, Landauer, Inc.'s Board of Directors approved certain changes to the Company's U.S. retirement benefit plans effective March 31, 2009. The objective of the changes was to transition from a defined benefit philosophy for retirement benefits to a defined contribution approach. The Company anticipates that the 2009 redesign of its retirement plans will result in future cost savings while offering market based retirement benefits to its employees.

      To effectuate these changes, the Landauer, Inc. Retirement Plan was amended, effective March 31, 2009, to (a) provide a supplemental accrued retirement benefit for certain participants who (i) had attained specified age and/or service requirements or (ii) had an accrued benefit under the SERP, and (b) cease all benefit accruals thereunder (i.e., to cause it to be a "frozen plan"). The change described in (a) automatically reduced the SERP benefits of affected participants in the SERP by the amount of the supplemental accrued benefit provided under the Landauer, Inc. Retirement Plan. The net effect of this change was to transfer all or a portion of the affected participants' SERP benefits to the Landauer, Inc. Retirement Plan. The SERP was also amended effective March 31, 2009 to cease all benefit accruals thereunder.

      The Landauer, Inc. 401(k) Retirement Savings Plan was amended effective April 1, 2009 to enhance the Company's matching contribution, along with certain other changes. Effective April 1, 2009, the Company also established a nonqualified deferred compensation plan (the "NQ Excess Plan") pursuant to which certain employees, including the Company's executive officers, are entitled to make voluntary deferrals and receive employer contributions determined at the discretion of the Company.

      On May 1, 2009, Mr. Saxelby and the Company amended the Employment Agreement originally entered into by the Company and Mr. Saxelby as of September 28, 2005. The Employment Agreement provided that if Mr. Saxelby were employed by the Company on September 28, 2010 (or if his employment were to terminate prior to that date under certain circumstances described in the Employment Agreement), he would be entitled to receive a supplemental pension under the SERP, calculated as if he had completed 20 years of service with the Company (the "Supplemental SERP Benefit"). To address the fact that the SERP was frozen effective March 31, 2009, the amendment to Mr. Saxelby's Employment Agreement (the "Amendment") provided that the Supplemental SERP Benefit will be provided under the NQ Excess Plan instead of under the SERP. During October 2010, approximately $1.3 million was credited to Mr. Saxelby's account in the NQ Excess Plan, cancelling his benefit under the SERP. Distribution of the Supplemental SERP Benefit shall be made in the form of a life annuity, subject to terms outlined in the Amendment.

                       NONQUALIFIED DEFERRED COMPENSATION
                    For Fiscal Year Ending September 30, 2010

                          Executive    Registrant                   Aggregate
                          Contribu-     Contribu-     Aggregate      Balance
                          tions in      tions in      Earnings       at Last
                         Last FY (1)   Last FY (2)   in Last FY      FYE (3)
Name                         ($)           ($)           ($)           ($)
------------             -----------   -----------   -----------   -----------
William E. Saxelby
  (4). . . . . . . . . .           -     1,364,388         1,657     1,386,397
Jonathon M. Singer . . .      17,256        21,780            82        50,008
Richard E. Bailey. . . .           -        16,500            97        24,178
R. Craig Yoder . . . . .      14,575        18,698           389        43,011

(1) The amounts in this column represent the executives' contributions on amounts earned during fiscal 2010, which may not be credited to the executives' accounts until fiscal 2011.

(2) The amounts in this column represent the annual Company contributions earned during fiscal 2010, which the Company will credit to the executives' accounts during fiscal 2011.

(3) The aggregate balance at September 30, 2010 includes Company contributions earned during fiscal 2009, which were reported as compensation to the executives in previous years.

(4) Mr. Saxelby's amount includes an additional $1,323,684, cancelling his benefit under the Supplemental Key Executive Retirement Plan per the terms of his amended employment agreement.

DEFERRED COMPENSATION PLAN

      Landauer established the NQ Excess Plan effective April 1, 2009. Under the NQ Excess Plan, certain employees, including the Company's executive officers, are entitled to (a) receive Company contributions based on a percentage of base pay, and (b) elect to defer up to 60% of base pay and up to 100% of commissions and bonuses, subject to the authority of the committee that administers the plan (the "Plan Committee") to specify a different maximum percentage of compensation that may be deferred. Bonuses include performance-based compensation contingent upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve months and fiscal year compensation services performed during a period of one or more consecutive fiscal years of the Company and payable after the period of service has concluded. Participants' account balances under the NQ Excess Plan are adjusted to track the investment returns of mutual funds selected by the participants from a menu of mutual funds selected by the Plan Committee. Participants may change their investment elections as frequently as permitted by the Plan Committee.

      Except as provided in the provisions applicable to Mr. Saxelby described below, (1) amounts attributable to Company contributions and voluntary deferrals that are payable under the NQ Excess Plan as a result of death, disability or separation prior to retirement (defined as separation after the earlier of (i) age 55 and the completion of at least 10 years of service or (ii) age 65) are distributed in the form of a lump sum payment, (2) amounts attributable to Company contributions that are payable as a result of retirement are distributed in 5 annual installments and (3) amounts attributable to voluntary deferrals that are payable as a result of retirement are distributed in either a lump sum payment or in annual installments over a period of 2 to 5 years, as elected by the
participant.   Amounts attributable to voluntary deferrals may also be
distributed prior to separation in either a lump sum payment or in annual installments over a period of 2 to 5 years commencing on a date specified by the participant, which is at least 2 years after the beginning of the applicable deferral period.

      As described above under "Fiscal 2009 Changes to Retirement Plans", the May 1, 2009 Amendment to Mr. Saxelby's Employment Agreement provided that on September 28, 2010 (or such earlier date on which his employment terminates under certain circumstances described in the Employment Agreement under which Mr. Saxelby would have been eligible for the Supplemental SERP Benefit), the Company credited approximately $1.3 million to Mr. Saxelby's account in the NQ Excess Plan. This amount reflects the expected then present value of the Supplemental SERP Benefit. Distribution of the this amount shall be made in the form of a life annuity, subject to Mr. Saxelby's right to elect to be paid this amount in a lump sum.

SEVERANCE AGREEMENTS

       Landauer has entered into employment agreements with certain of its executives. Generally these agreements provide that in the event of termination of employment under certain circumstances by Landauer other than for cause, death, disability or voluntary termination, as defined in the respective employment agreements, the executive will be entitled to continuation of base salary, prorated or average annual bonuses and certain other benefits. In the cases of termination without cause and termination for good reason, the terms of Mr. Saxelby's agreement provide for a lump-sum cash payment equal to two times the sum of his base salary and the average of his annual incentive bonus earned for the last three fiscal years. Mr. Singer's agreement provides for a severance payout amount upon termination for any reason, other than for cause, equal to nine months base salary plus prorated target bonus for the fiscal year in which termination occurs. Per the terms of Dr. Yoder's agreement, in the cases of termination without cause and termination for good reason, Landauer would continue to pay his base salary, annual bonus based on the average of the prior three fiscal years bonuses as percentages of his base salary during those prior three fiscal years, and all other benefits for a period of twenty-four months following such termination, however, these amounts may be offset, to a defined limit, by any compensation earned from employment with a new employer during such severance period. If employment had been terminated as of September 30, 2010, the lump sum cash payments payable to Mr. Saxelby, Mr. Singer and Dr. Yoder under these agreements would have been approximately $1,928,000, $334,000, and $824,000, respectively. All NEOs are also entitled to receive other benefits, such as vested pension, vested stock or options, and continuation of health and life benefits, which are available to all employees in those situations.

      The Company maintains the Landauer, Inc. Executive Special Severance Plan as amended and restated on November 12, 2009 (the "Severance Plan") in which certain of Landauer's executives, including Mr. Saxelby, Mr. Singer, Mr. Bailey and Dr. Yoder, participate. Under the Severance Plan, in the event of a change in control if, (i) the executive's employment is terminated involuntarily without cause or is terminated by the executive for good reason, as defined in the plan, within two years following a change in control, or (ii) the executive elects to terminate employment for any reason during the 30-day period immediately following the one-year anniversary of a change in control, the executive will receive a lump sum payment equal to three times, in the case of Mr. Saxelby, or two times, in the case of Mr. Singer, Mr. Bailey and Dr. Yoder, the sum of: (i) the highest annual rate of the executive's base salary during the 12-month period immediately prior to his termination and (ii) the greater of the executive's target annual bonus for the year of termination or a bonus calculated based on the average of the prior three fiscal years bonuses as percentages of the executive's base salary during those prior three fiscal years. The terminated executive also will receive continued medical, dental and life insurance coverage for up to three years, in the case of Mr. Saxelby, or up to two years, in the case of Mr. Singer, Mr. Bailey and Dr. Yoder, as well as outplacement services. The Severance Plan requires the executive to enter into a noncompetition/nonsolicitation agreement and execute a general release of claims against Landauer and its affiliates to receive the severance payments and benefits described above.

      Additionally, the Severance Plan provides that, immediately upon a change in control, all of the executive's outstanding stock options and other equity awards become exercisable, or vested, in full, and any outstanding stock options will remain exercisable until the earlier of the first anniversary of the executive's termination of employment or the original expiration date of the option.

      For purposes of the Severance Plan, a "change in control" generally means (i) certain acquisitions of 30% or more of the then outstanding shares of the Company's common stock, (ii) a change in the Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of the Board of Directors, (iii) the consummation of a reorganization, merger or consolidation, or sale or disposition of all or substantially all of the assets of Landauer (unless, among other conditions, Landauer's stockholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a plan of complete liquidation or dissolution of Landauer.

      The Severance Plan also provides that if any payment made under the Severance Plan or otherwise to a covered executive would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Landauer will make an additional payment to the executive such that the executive receives a net amount equal to the amount he would have received if Section 4999 did not apply; provided, however, if the net after-tax benefit to the executive would not exceed by at least 10% the net after-tax proceeds without such additional payment and with a reduction of the benefits to an amount such that no excise tax is payable, Landauer will not make the additional payment and the executive's benefits will be reduced to such amount.

             PAYMENTS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL
                   Assuming termination on September 30, 2010

                                Option                 Continued
                               Exercises  Retirement  Perquisites
                   Severance   and Stock     Plan         and
                      Pay       Vesting    Benefits    Benefits      Total
Name                (1) ($)     (2) ($)     (3) ($)     (4) ($)       ($)
--------------     ----------  ----------  ----------  -----------  ---------
William E.
  Saxelby. . . .    2,891,341   2,068,533   1,384,740   1,533,603   7,878,217
Jonathon M.
  Singer . . . .      963,527   1,589,236      32,670     781,371   3,366,804
Richard E.
  Bailey . . . .      702,670     211,063      24,081      44,314     982,128
R. Craig
  Yoder. . . . .      823,884     581,524      28,047      44,318   1,477,773

 (1) Amounts represent lump-sum cash payments equal to three times base salary, in the case of Mr. Saxelby, or two times base salary, in the case of Mr. Singer, Mr. Bailey and Dr. Yoder, AND the greater of the target annual bonus for the year of termination OR a bonus calculated based on the average of the prior three fiscal years bonuses as percentages of the executive's base salary during those prior three fiscal years.

(2) Amounts equal the number of shares of restricted stock outstanding at September 30, 2010 multiplied by the closing price of $62.63 for the Company's common stock on September 30, 2010, and the gain on options outstanding at September 30, 2010, assuming exercise at a price of $62.63 per share, for Mr. Saxelby, $697,500, and Dr. Yoder, $253,280.

(3) Amounts represent accumulated Company contributions under the NQ Excess Plan which accelerate vesting upon a change in control and balances are paid upon termination.

(4) Amounts include continued medical, dental and life insurance coverage for up to 3 years, in the case of Mr. Saxelby, and 2 years for all others, as well as outplacement services. Additionally, in the cases of Mr. Saxelby and Mr. Singer, the amounts include excise tax gross ups.


COMPENSATION OF DIRECTORS

      During fiscal 2010, each non-employee director was paid an annual retainer in the amount of $30,000. Additionally, the Board chair and each Committee chair were paid annual retainers in the amounts of $15,000 and $4,000, respectively. Each non-employee director was paid a fee in the amount of $1,000 per Board or Committee meeting attended. All fees are paid quarterly.

      Landauer maintains a long-term incentive plan, revised in 2008 and approved by stockholders, under which non-employee directors receive annual grants of restricted stock or restricted stock units. In February 2010, non-employee directors each were awarded grants of 1,465 restricted shares of common stock that vest in full on the third anniversary of the award or the date of the third succeeding annual meeting of stockholders, whichever is earlier. If the director ceases to be a member of the Board for any reason other than disability, retirement on or after age 70, or death, each share subject to the award that has not vested prior thereto shall be forfeited by the director. Non-employee directors who are appointed to the Board at other than the annual meeting date are granted a prorated award. For directors, Landauer has a share ownership target of stock valued at three times their annual retainer. Directors are not permitted, subject to approved exceptions, to sell shares of Landauer stock before meeting their applicable ownership goals. Upon reaching the applicable ownership goal, the expectation is that the targeted ownership will be maintained by the director.

      In November 2010, the Compensation Committee completed its biennial review of Landauer's non-employee director compensation program. The Committee's review focused on an analysis of director compensation programs as disclosed by a peer group of ten publicly-traded companies with similar business models, financial characteristics and employee sizes. This analysis was conducted by the Committee's independent compensation consultant. The results of the review indicated that the Company's total non-employee director compensation was aligned with the peer group, however, the mix between cash and equity compensation was not consistent with market practices.

      Based upon the results of the analysis, the independent consultant's recommendation and the Committee's subsequent review, the Company's non-employee director compensation program was modified for fiscal 2011 to increase the annual Board retainer to $42,000 and eliminate the payment of Board and Committee meeting fees. The non-executive Chairman of the Board will continue to receive an additional annual retainer of $15,000 and the Audit Committee Chair retainer was increased to $9,000. Both the Compensation and Governance & Nominating Committee Chair retainers were increased to $6,000. The value of the annual equity grant to non-employee directors was increased from $85,000 to $103,000, with vesting of equity grants to be ratable over the two years after the grant date.

                              DIRECTOR COMPENSATION
                    For Fiscal Year Ending September 30, 2010

                                     Fees
                                    Earned        Stock
                                    or Paid      Awards
                                    In Cash       (1,2)        Total
      Name                            ($)          ($)          ($)
      --------------------          --------     --------     --------
      Robert J. Cronin . . . . . .    81,000       85,029      166,029
      William G. Dempsey . . . . .    63,000       85,029      148,029
      Michael T. Leatherman. . . .    75,000       85,029      160,029
      David E. Meador. . . . . . .    62,000       85,029      147,029
      Stephen C. Mitchell. . . . .    55,000       85,029      140,029
      Thomas M. White. . . . . . .    67,000       85,029      152,029

(1) The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in the valuation of equity awards is set forth in Note 1 of the Notes to Consolidated Financial Statements of Landauer's 2010 Annual Report on Form 10-K.

(2) The aggregate numbers of restricted stock and option awards outstanding, respectively, at September 30, 2010 were as follows:
      Mr. Cronin, 3,530 and 4,500; Mr. Dempsey, 3,361 and 0;
      Mr. Leatherman, 3,401 and 0; Mr. Meador, 3,401 and 0; Mr. Mitchell, 3,530 and 0; and Mr. White, 3,530 and 0.


                      EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 30, 2010 regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans. All equity compensation plans have been approved by the Company's stockholders.

                                (a)             (b)             (c)
                          --------------   -------------  ---------------
                                                             Number of
                                                            securities
                                                             remaining
                                                             available
                                                            for future
                             Number of       Weighted-       issuance
                            securities        average      under equity
                           to be issued      exercise      compensation
                           upon exercise     price of          plans
                          of outstanding    outstanding     (excluding
                             options,        options,       securities
                             warrants        warrants      reflected in
Plan category               and rights      and rights    column (a)) (1)
-------------             --------------   -------------  ---------------
Equity compensation
  plans approved by
  security holders . . .       93,062         $ 45.10         366,417
Equity compensation
  plans not approved
  by security holders. .            -               -               -
                              -------         -------         -------
Total. . . . . . . . . .       93,062         $ 45.10         366,417
                              =======         =======         =======

 (1) This amount represents shares of Common Stock available for issuance of stock-based awards under the Landauer, Inc. Incentive Compensation Plan. Any shares reserved for award and unused under the previous incentive plans were cancelled.

              CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

      As a matter of practice, the Board's Audit Committee is responsible for review, approval or ratification of related person transactions for which disclosure would be required under Item 404(a) of Regulation S-K. The Company requires that related person transactions be identified during its annual review process through completion of a director's and officer's questionnaire. The Company has not had any such transactions since
October 1, 2009. If a transaction should occur, management and the Audit Committee would assess the related facts and only allow for transactions that are in the best interest of the stockholders.


                             AUDIT COMMITTEE REPORT

      Landauer's Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended September 30, 2010. Additionally, the Committee has reviewed and discussed with management and the independent public accountants, the Company's unaudited interim financial statements as of and for the end of each of the first three fiscal quarters for the year ended September 30, 2010. These discussions occurred prior to the issuance of news releases reporting such quarterly results and prior to the filing of the quarterly reports on Form 10-Q with the Securities and Exchange Commission.

      The Committee discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, as adopted by the Public Company Accounting Oversight Board.

      The Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with the independent accountant the independent accountant's independence. In addition, the Committee considered whether the provision by the independent accounting firm of non-audit services is compatible with maintaining the independent accounting firm's independence from management and the Company.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2010.


MEMBERS OF THE AUDIT COMMITTEE:

      Thomas M. White, Chairman
      Michael T. Leatherman
      David E. Meador

                  FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

      AUDIT FEES. PricewaterhouseCoopers LLP fees for fiscal 2010 were $628,000 for professional services rendered for the audit of the Company's annual financial statements and reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year. For fiscal 2009, the fees in this category were $541,000.

      AUDIT-RELATED FEES. The Company incurred no fees for fiscal 2010 for audit-related professional services. PricewaterhouseCoopers LLP fees of $9,000 for fiscal 2009 were related to agreed upon procedures in Australia.

      TAX FEES. PricewaterhouseCoopers LLP fees for fiscal 2010 were $293,000 for professional services rendered for tax compliance, tax advice and tax planning for the Company and its subsidiaries. The Company incurred no tax fees for fiscal 2009 for professional services rendered by PricewaterhouseCoopers LLP, as services were provided by another organization.

      ALL OTHER FEES. PricewaterhouseCoopers LLP fees to the Company were $222,000 for fiscal 2010 for due diligence services related to the Company's acquisition activities. Fees in this category for fiscal 2009 were $65,000 for plan design review services related to the Company's pension and post-retirement plans and for due diligence services related to the Company's acquisition activities.

      All audit and non-audit services provided by the Company's principal accountants must be pre-approved by the Audit Committee. Accordingly, policies and procedures were established whereby the Committee approves performance of all audit and non-audit services in advance. Based in part on consideration of the non-audit services provided by Pricewaterhouse-Coopers LLP during fiscal 2010 and 2009, the Committee determined that such non-audit services were compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Committee approved 100% of the services described above. The Company believes that none of the time expended on PricewaterhouseCoopers LLP's engagement to audit the Company's financial statements for fiscal 2010 and 2009 was attributable to work performed by persons other than PricewaterhouseCoopers LLP's full-time, permanent employees.


                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The stockholders will be asked at the Annual Meeting to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2011. PricewaterhouseCoopers LLP, One North Wacker, Chicago, Illinois, has served as independent public accountants for Landauer since fiscal 2002, and it will be recommended to the stockholders that they ratify such appointment again. The Audit Committee, comprised of Thomas M. White, Michael T. Leatherman and David E. Meador, has approved this appointment. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      If a quorum is present, in order to ratify the appointment of PricewaterhouseCoopers LLP as Landauer's independent registered public accounting firm for the fiscal year ending September 30, 2011, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it.

      THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF LANDAUER FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011.

               NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

      The Company asks that you indicate your approval of the compensation of its named executive officers as disclosed in this Proxy Statement under the heading "Executive Compensation." The Company is providing this vote as required by Section 14A of the Securities Exchange Act.

      Because your vote is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

      As disclosed in the "Compensation Discussion and Analysis", Landauer designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. The goals of the Company's executive compensation program are to:

  . Attract and retain highly talented executives capable of delivering long-term success;

  . Link directly the executives' interests with the interests of Landauer's stockholders; and

  . Motivate executives to achieve the Company's short and long-term business objectives via performance-driven incentive programs.

      Consistent with these goals and also as disclosed in the "Compensation Discussion and Analysis", the Board has developed and approved an executive compensation philosophy to provide a framework for the Company's executive compensation program.

  . Total compensation will be targeted to be competitive with the marketplace in which executive talent is recruited. Competitive is defined as 50th percentile using market compensation information;

  . The mix of compensation elements is designed to reflect strategic business needs;

  . Incentive compensation is tied to short-term goals and long-term strategic plans in a balanced manner so that it supports the Company's efforts to achieve long-term success;

  . The degree of compensation at risk will positively correlate to responsibility level;

  . Performance is assessed on both financial and non-financial goals using qualitative and quantitative metrics;

  . Compensation should be differentiated based on factors that are relevant to each form of compensation; and

  . The interests of executives should be linked with those of the Company's owners through executive stock ownership.

      If a quorum is present, in order to approve the non-binding advisory vote on executive compensation, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER THE HEADING "EXECUTIVE COMPENSATION."

       NON-BINDING ADVISORY VOTE ON THE FREQUENCY WITH WHICH A NON-BINDING
             ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD

      Section 14A of the Securities Exchange Act requires the Company to include in its proxy statement a non-binding advisory vote on executive compensation not less frequently than once every three years. Section 14A also requires the Company to include in its proxy statement this year a separate non-binding advisory vote regarding whether the non-binding advisory vote on executive compensation should be held every year, every two years or every three years.

      While Landauer will continue to monitor developments in this area, the Board of Directors currently plans to seek a non-binding advisory vote on executive compensation every three years. The Board believes this approach would align more closely with the multi-year performance measurement cycle Landauer uses to reward long-term performance. The Company asks that you indicate your support for the non-binding advisory vote on executive compensation to be held every three years.

      Because your vote is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency with which the non-binding advisory vote on executive compensation will be held.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.


                              STOCKHOLDER PROPOSALS

      Proposals to be presented by stockholders at the Annual Meeting scheduled for February 9, 2012 must be received by Landauer not later than August 23, 2011 in order to be considered for inclusion in Landauer's proxy statement and form of proxy relating to that meeting. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission. In addition, under Landauer's bylaws, nominations for directorships and stockholder proposals to be acted on at the 2012 Annual Meeting only may be made pursuant to written notice received at Landauer's principal office on or after October 13, 2011 and on or before November 12, 2011.

      Landauer's bylaws provide that notice of a stockholder nomination for director must set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Such notice must also set forth, as to the stockholder making the nomination, (i) the name and record address of such stockholder, (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by such stockholder, and
(iii) certain other descriptions of any agreement or arrangement with respect to the nomination between the stockholder and beneficial owner, if any. If the chairman of the stockholder meeting determines that a stockholder nomination was not made in accordance with the procedure set forth in the bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Nominations for director and stockholder proposals should be directed to Jonathon M. Singer, Secretary, Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425-1586.

                                  MISCELLANEOUS

      Landauer's Proxy Statement and 2010 Annual Report on Form 10-K have been made available to stockholders on the Internet beginning on or around December 21, 2010.

      The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      In the event that a quorum is not present when the meeting is convened, it is intended that the proxies will be voted in favor of adjourning the meeting from time to time until a quorum is obtained.



                                JONATHON M. SINGER
                                Senior Vice President, Treasurer,
                                Secretary and Chief Financial Officer


December 21, 2010

                                    APPENDIX
                                    --------



LANDAUER, INC.                  VOTE BY INTERNET - www.proxyvote.com
2 SCIENCE ROAD                  Use the Internet to transmit your voting
GLENWOOD, IL  60425-1586        instructions and for electronic delivery
                                of information up until 11:59 P.M. Eastern
                                Time, February 9, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

                                VOTE BY PHONE - 1-800-690-6903
                                Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, February 9, 2011. Have your proxy card in hand when you call and then follow the instructions.

                                VOTE BY MAIL
                                Mark, sign and date your proxy card and
                                return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


                                      KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------
                                      DETACH AND RETURN THIS PORTION ONLY



              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


LANDAUER, INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3:

                                       FOR         WITHHOLD
                                       ALL            ALL

1.    Election of Directors           [   ]          [   ]

      NOMINEES:                       FOR ALL
                                      EXCEPT       To withhold authority to
      01)    Robert J. Cronin                      vote for any individual
      02)    William G. Dempsey       [   ]        nominee(s), mark "For All
      03)    William E. Saxelby                    Except" and write the
                                                   number(s) of the nominee(s)
                                                   on the line below.

                                                   ------------------------

2.    To ratify the appointment        FOR      AGAINST      ABSTAIN
      of PricewaterhouseCoopers
      LLP as the independent          [   ]      [   ]        [   ]
      registered public accounting
      firm of the Company for
      the fiscal year ending
      September 30, 2011.

3.    To approve, by non-binding       FOR      AGAINST      ABSTAIN
      advisory vote, executive
      compensation.                   [   ]      [   ]        [   ]

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR 3 YEARS:

4.    To recommend, by non-binding     1 YEAR   2 YEARS   3 YEARS   ABSTAIN
      advisory vote, the frequency
      with which votes on executive   [   ]    [   ]     [   ]     [   ]
      compensation should be held.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.




NOTE: Please sign as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

If a partnership, please sign in partnership name by authorized person.


------------------------------              ------------------------------
|                     |      |              |                     |      |
------------------------------              ------------------------------
Signature                Date               Signature                 Date
[PLEASE SIGN WITHIN BOX]                    (Joint Owners)

                                      PROXY

                                 LANDAUER, INC.

                     SHARES OWNED THROUGH THE LANDAUER, INC.
                         401(k) RETIREMENT SAVINGS PLAN


If shares of Landauer, Inc. are issued to or held for the account of the undersigned under the Landauer, Inc. 401(k) Retirement Savings Plan, the undersigned hereby directs State Street Bank and Trust Company, Trustee, to vote, as directed on this card, the shares of Landauer, Inc. common stock which are allocated to the undersigned's account, at the Annual Meeting of Stockholders and at any adjournments thereof. In its discretion it is authorized to vote upon any other business that properly may come before the meeting. These instructions shall be held in the strictest confidence by the Trustee. If no direction is made, the Trustee will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received. Your voting instructions must be received by the Trustee by 8:00 AM Eastern Time on Tuesday, February 8, 2011 to allow sufficient time for processing.



                 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
                     PROXY MATERIALS FOR THE ANNUAL MEETING:

                  The Notice and Proxy Statement and Form 10-K
                       are available at www.proxyvote.com.

------------------------------------------------------------------------

                                      PROXY

                                 LANDAUER, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, February 10, 2011
                              2:00 P.M. Local Time
                      Sidley Austin LLP, Conference Center
                            One South Dearborn Street
                                Chicago, Illinois

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Cronin and Jonathon M. Singer, and each of them, the attorneys and proxies of the undersigned, with power of substitution to vote all the shares of Landauer, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 10, 2011 at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois at 2 o'clock p.m. and at any adjournments thereof.

Receipt of the Notice of Annual Meeting and the Proxy Statement is acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" 3 YEARS FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


                 PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE
                         AND MAIL IN ENCLOSED ENVELOPE.